Exhibit 99.1

Tyra Biosciences Reports First Quarter 2023 Financial Results and Highlights

-SURF301 Phase 1/2 oncology study continues to advance-

- Expanded TYRA-300 clinical development into achondroplasia-

-IND for TYRA-200 cleared with Phase 1 study on track for 2H 2023-

-Strong cash position of $241.7 million as of Q1 2023-

CARLSBAD, Calif., May 4, 2023 – Tyra Biosciences, Inc. (Nasdaq: TYRA), a clinical-stage biotechnology company focused on developing next-generation precision medicines that target large opportunities in Fibroblast Growth Factor Receptor (FGFR) biology, today reported financial results for the quarter ended March 31, 2023 and highlighted recent corporate progress.

“2023 is shaping up to be a great year for TYRA. We believe that our lead precision compound, TYRA-300, is well-positioned to become a best-in-class agent in multiple therapeutic areas where FGFR3 plays a major role. Our SURF301 oncology study is progressing well, and we look forward to providing more detail on our clinical plans for TYRA-300 in achondroplasia,” said Todd Harris, CEO of TYRA. “In addition, we continued to advance our broader pipeline, with TYRA-200 expected to enter the clinic in 2H 2023, and additional clinical candidates from our in-house SNÅP discovery engine poised for nomination.”

First Quarter 2023 and Recent Corporate Highlights

TYRA-300

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Advanced SURF301 Phase 1/2 Study for Oncology. TYRA continued to advance its SURF301 Phase 1/2 clinical study of TYRA-300, an investigational agent and a once-daily oral FGFR3-selective inhibitor, with an initial focus on patients with metastatic urothelial carcinoma of the bladder and urinary tract. SURF301 (Study in Untreated and Resistant FGFR3+ Advanced Solid Tumors) (NCT05544552) is a multi-center, open label study designed to determine the optimal and maximum tolerated doses and the recommended Phase 2 dose of TYRA-300, as well as to evaluate the preliminary antitumor activity of TYRA-300. During the first quarter of 2023, TYRA continued to enroll and dose patients in SURF301 at multiple clinical sites.
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Expanded Development into Achondroplasia. In March 2023, TYRA announced the expansion of development of TYRA-300 into achondroplasia based on positive preclinical results in a study performed in collaboration with the Imagine Institute in Paris, France. TYRA is on track to submit an Investigational New Drug application (IND) to the U.S. Food and Drug Administration (FDA) to enable a Phase 2 study of TYRA-300 in pediatric achondroplasia in 2024.

TYRA-200

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IND Cleared by FDA; Phase 1 Study on Track for 2H 2023. In March 2023, TYRA announced that the FDA cleared its IND to proceed with a Phase 1 clinical study of TYRA-200, an FGFR1/2/3 inhibitor with potency against activating FGFR2 gene alterations and resistance mutations. The trial will be focused on intrahepatic cholangiocarcinoma resistant to prior FGFR inhibitors. TYRA expects the first patient will be dosed in this trial in the second half of 2023.

SNÅP Platform and Pipeline

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TYRA continued to advance its in-house precision medicine discovery engine, SNÅP, to develop therapies in targeted oncology and genetically defined conditions including FGF19+/FGR4-driven cancers, and RET (REarranged during Transfection kinase) driven cancers.

First Quarter 2023 Financial Results

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First quarter 2023 net loss was $11.9 million compared to $14.8 million for the same period in 2022.
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First quarter 2023 research and development expenses were $10.4 million compared to $9.6 million for the same period in 2022.
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First quarter 2023 general and administrative expenses were $3.9 million compared to $5.2 million for the same period in 2022.
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As of March 31, 2023, TYRA had cash and cash equivalents of $241.7 million that will support TYRA through important clinical and operational milestones over at least the next two years.

About TYRA-300

TYRA-300 is the Company’s lead precision medicine program stemming from its in-house SNÅP platform. TYRA-300 is an investigational, oral, FGFR3-selective inhibitor currently in development for the treatment of cancer and skeletal dysplasias including achondroplasia. TYRA-300 is being evaluated in a multi-center, open label Phase 1/2 clinical study, SURF301 (Study in Untreated and Resistant FGFR3+ Advanced Solid Tumors). SURF301 (NCT05544552) was designed to determine the optimal and maximum tolerated doses (MTD) and the recommended Phase 2 dose (RP2D) of TYRA-300, as well as to evaluate the preliminary antitumor activity of TYRA-300. SURF301 is currently enrolling adults with advanced urothelial carcinoma and other solid tumors with FGFR3 gene alterations. In skeletal dysplasias, TYRA-300 has demonstrated positive preclinical results and the Company expects to submit an IND for the initiation of a Phase 2 clinical study in pediatric achondroplasia in 2024.

About Tyra Biosciences

Tyra Biosciences, Inc. (Nasdaq: TYRA) is a clinical-stage biotechnology company focused on developing next-generation precision medicines that target large opportunities in FGFR biology. The Company's in-house precision medicine platform, SNÅP, enables rapid and precise drug design through iterative molecular SNÅPshots that help predict genetic alterations most likely to cause acquired resistance to existing therapies. TYRA's initial focus is on applying its accelerated small molecule drug discovery engine to develop therapies in targeted oncology and genetically defined conditions. TYRA is based in Carlsbad, CA. For more information about our science, pipeline and people, please visit www.tyra.bio and engage with us on LinkedIn.

Forward-Looking Statements

TYRA cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on our current beliefs and expectations and include, but are not limited to: the potential to develop next-generation precision medicines, the potential safety and therapeutic benefits of TYRA-300 and other product candidates and the potential for TYRA-300 to become a best-in-class agent; the expectation to nominate clinical candidates from our FGF19+/FGFR4 and RET programs; the sufficiency of our cash position; expected cash runway; the expected timing and phase of clinical development of TYRA-300 and TYRA-200; and the potential for SNÅP to develop therapies in targeted oncology and genetically defined conditions. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: we are early in our development efforts, have only recently begun testing our lead product candidate in clinical trials and the approach we are taking to discover and develop drugs based on our SNÅP platform is novel and unproven and it may never lead to product candidates that are successful in clinical development or approved products of commercial value; potential delays in the commencement, enrollment, and completion of preclinical studies and clinical trials; results from preclinical studies or early clinical trials not necessarily being predictive of future results; our dependence on third parties in connection with manufacturing, research and preclinical testing; acceptance by the FDA of INDs or of similar regulatory submissions by comparable foreign regulatory authorities for the conduct of clinical trials of TYRA-300 in pediatric achondroplasia; an accelerated development or approval pathway may not be available for TYRA-300 or other product candidates and any such pathway may not lead to a faster development process; unexpected adverse side effects or inadequate efficacy of our product candidates that may limit their development, regulatory approval, and/or commercialization; the potential for our programs and prospects to be negatively impacted by developments relating to our competitors, including the results of studies or regulatory determinations relating to our competitors; our ability to maintain undisrupted business operations due to the COVID-19 pandemic or other epidemic diseases, including delaying or disrupting our preclinical studies and clinical trials, manufacturing, and supply chain; regulatory developments in the United States and foreign countries; we may use our capital resources sooner than we expect; unstable market and economic conditions and adverse developments with respect to financial institutions and associated liquidity risk may adversely affect our business and financial condition and the broader economy and biotechnology industry; and other risks described in our prior filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

Amy Conrad

aconrad@tyra.bio

Tyra Biosciences, Inc.

Balance Sheet Data

(in thousands)

	March 31,	December 31,
	2023	2022
	(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$241,701	$251,213
Working capital	243,027	251,587
Total assets	255,055	266,181
Accumulated deficit	(107,576)	(95,696)
Total stockholders’ equity	248,790	257,829

Tyra Biosciences, Inc.

Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2023	2022

Operating expenses:
Research and development	$10,408	$9,645
General and administrative	3,926	5,189
Total operating expenses	14,334	14,834
Loss from operations	(14,334)	(14,834)
Other income (expense):
Interest income	2,455	18
Other expense	(1)	(10)
Total other income	2,454	8
Net loss and comprehensive loss	$(11,880)	$(14,826)
Net loss per share, basic and diluted	$(0.28)	$(0.36)
Weighted-average shares used to compute net loss per share, basic and diluted	42,394,623	41,551,713